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                                                                  EXHIBIT 23.02




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 25, 1999 relating to the financial statements and financial statement schedule of Integrated Systems, Inc., which appears in Integrated Systems, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1999.

/s/ PricewaterhouseCoopers LLP


San Jose, California
September 28, 1999